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EXHIBIT 4.3

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   NUMBER                                                              SHARES
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
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                                   PENGE CORP
                                                  pengecorp.com

         The Corporation is authorized to issue 50,000,000 Common Shares
                            - Par Value $.001 each.

This Certifies that _______________________________________ is the owner of
_____________________________________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed By its duly authorized officers and to be sealed with the Seal of the Corporation.

                                    Transfer of the shares evidenced by this
Dated _________________________     certificate is subject to the Provisions of
                                    Rule 144 adopted pursuant to the Securities
_______________________________     Act of 1933.
               CEO or PRESIDENT